PRICING SUPPLEMENT NO. 114                                     Rule 424(b)(3)
DATED: January 20, 1998                                    File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:               Floating Rate Notes    Book Entry Notes
$100,000,000                    [x]                    [x]

Original Issue Date:            Fixed Rate Notes       Certificated Notes
January 22, 1998                [_]                    [_]

Maturity Date:
January 22, 1999

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:


                                                  Optional          Optional
                           Redemption             Repayment         Repayment
Redeemable On              Price(s)               Date(s)           Price(s)
-------------              -----------            ---------         ----------

N/A                        N/A                    N/A               N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                      Maximum Interest Rate: N/A

[_]         Commercial Paper Rate         Minimum Interest Rate: N/A

[_]         Federal Funds Rate            Interest Reset Date(s): *

[_]         Treasury Rate                 Interest Reset Period: Monthly

[_]         LIBOR Reuters                 Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                    Interest Payment Period: Monthly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): -0.03%
-------------------

*        On the 22nd of each month.

**       On the 22nd of each month.

***      5.58328%

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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